Exhibit 99.1

BJ's Restaurants, Inc. Opens in Cincinnati, Ohio

HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--BJ's Restaurants, Inc. (NASDAQ: BJRI) today announced the opening of its 69th restaurant in Cincinnati, Ohio, on February 11, 2008. The new BJ's Restaurant & Brewhouse is located at the main entrance of the Tri Counties Mall along Princeton Pike. The restaurant is approximately 9,000 square feet, contains seating for approximately 270 guests and features BJ’s extensive menu that includes BJ's signature deep-dish pizza, award winning handcrafted beer and our famous Pizookie® dessert. BJ’s highly detailed, contemporary décor and unique video statement, including several high definition flat panel televisions, creates a high energy, fun and family-friendly dining environment for everyone to enjoy. Hours of operation are from 11:00 a.m. to 12:00 midnight Sunday through Thursday and 11:00 a.m. to 1:00 a.m. Friday and Saturday.

“We are pleased to bring the BJ’s concept to Cincinnati,” commented Jerry Deitchle, President and CEO. “The Cincinnati restaurant represents our second restaurant in the state of Ohio and we look forward to opening more restaurants in Ohio and the Ohio Valley over the next several years.” The Cincinnati restaurant is the Company’s first new restaurant for 2008. Additionally, the Company reiterates its objective to open as many as 15 new restaurants during 2008 and thereby increase its total operating weeks by 20% to 25% during the year. All prospective locations for potential 2008 openings have been secured, and eight new restaurants are currently under construction. Additionally, the Company is well under way with identifying several prospective locations for potential 2009 and 2010 openings.

BJ's Restaurants, Inc. currently owns and operates 69 casual dining restaurants under the BJ's Restaurant & Brewery, BJ's Restaurant & Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The Company's restaurants are located in California (39), Texas (11), Arizona (4), Colorado (3), Oregon (3), Nevada (2), Florida (3), Ohio (2) and Oklahoma (2). The Company also has a licensing interest in a BJ's restaurant in Lahaina, Maui. Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute “forward-looking statements” for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) minimum wage increases, (v) food quality and health concerns, (vi) factors that impact California, where 39 of our current 69 restaurants are located, (vii) restaurant and brewery industry competition, (viii) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (ix) consumer spending trends in general for casual dining occasions, (x) potential uninsured losses and liabilities, (xi) fluctuating commodity costs and availability including food in general, certain raw materials related to the brewing of our handcrafted beers and energy, (xii) trademark and servicemark risks, (xiii) government regulations, (xiv) licensing costs, (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) limitations on insurance coverage, (xix) legal proceedings, (xx) other general economic and regulatory conditions and requirements, (xxi) the success of our key sales-building and related operational initiatives and (xxii) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. BJ's Restaurants, Inc. undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Further information concerning the Company’s results of operations for fourth quarter 2007 will be provided in the Company’s Form 10-K filing, to be filed with the Securities and Exchange Commission by March 17, 2008.

CONTACT:
BJ’s Restaurants, Inc.
Greg Levin, 714-500-2400